Exhibit 15.1

April 13, 2026

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Jianzhi Education Technology Group Company Limited under Item 16F of its Form 20-F dated April 13, 2026. We agree with the statements concerning our Firm in such Form 20-F; we are not in a position to agree or disagree with other statements of Jianzhi Education Technology Group Company Limited contained therein.

Very truly yours,

WWC, P.C.

Certified Public Accountants

PCAOB ID: 1171